UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 29, 2014

Indo Global Exchange(s) Pte. Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-53438	48-1308991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146, Surabaya – Indonesia
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	62-2125555600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02                   Termination of a Material Definitive Agreement

As previously annouced on current report on Form 8-K June 5, 2014, on May 29, 2014, Indo Global Exchange(s) Pte. Ltd. (the “Company”) entered into an engagement agreement (the “Agreement”) with International Global Exchange (AUST),  PT Griya Matahari Bali, and Kina Securities Limited (“Kina”) with an effective date of November 25, 2013.   Pursuant to the terms of the Agreement, Kina appointed the Company, and PT Griya Matahari Bali (collectively, “IGEX”) to provide certain services to Kina, including use of IGEX’s comprehensive online trading platform for Kina referred clients, which platform includes access to 21 global equity exchanges, account statements in real time, live streaming news and other features and capabilities. Under the terms of the Agreement, IGEX agreed to (i) act as administrator, promoter, educator and integrator for all Kina referred clients, (ii) monitor any developments on transactions that occur on accounts of such Kina referred clients, and (iii) provide technical and market analysis support.  IGEX has also agreed to provide a range of seminars as required by Kina, which shall provide instruction on the use of IGEX’s online trading platform.

The term of the Agreement is ten (10) years and may be terminated for cause or without cause upon 120 days’ notice to the other party.  Kina may terminate the Agreement for cause upon the occurrence of certain events, including the following: IGEX (i) has a liquidator or receiver appointed, (ii) becomes an externally administered body, (iii) passes a resolution for winding up, (iv) is guilty of any fraudulent act or willful misconduct which is related to the Agreement, or (v) breaches the terms of the Agreement.

Subequently, on September 6, 2015, Kina representatives made certain statements contained in a Tweet on the social media website Twitter which statements indicated that there was no business relationship between Kina and IGEX . IGEX believes the statement was false and misleading and also believes the Company was damaged by such statements.  Further the Company considers the statement a Breach of Contract under Appendix 5, paragraph 30 of the Agreement which paragraph prescribes the manner in which the Agreement may be terminated.  As such the Company considers the tweet to be a repudiation of Kina's contractual obligations thereunder and intends to seek damages for breach of contract.

SECTION 8 – OTHER EVENTS

ITEM 8.01     Other Events

The information provided in Item 1.02 of this Current Report on Form 8-K is incorprated by reference into this Item 8.01.

The Comapny will file a US$1,700,000.00/AUD$2,400,000.00 lawsuit against Kina Securities for Breach of Contract. The breach of contract refers to statements made in a September 6, 2015 Tweet on the social media website Twitter. IGEX believes the statement was false and misleading and also believes the Company was damaged in the form of lost revenue.

Th Company has retained the services of Goldhirsch and Shnider, Lawyers of Melbourne, Australia to represent the interests of its shareholders and the dispute will be litigated in the State of Victoria, Australia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDO GLOBAL EXCHANGE(S) PTE. LTD.

Date: January 7, 2016	By:	/s/ John F. O’Shea
	Name:	John F. O’Shea
	Title:	President